UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

Medley Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)
1-35040 (Commission File Number)	27-4576073 (I.R.S. Employer Identification No.)

375 Park Avenue, 33rd Floor

New York, NY 10152

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with a routine review of Medley Capital Corporation’s (the “Company”) compliance with New York Stock Exchange (“NYSE”) rules and regulations, the NYSE informed the Company that its disclosure in proxy statements relating to communications with the Company’s Board of Directors should be clarified to be addressed to “stockholders and any other interested party” rather than just “stockholders.” On a going forward basis, the Company’s proxy statements, as well as other filings with similar disclosure, will read as follows with respect to communications with the Company’s Board of Directors:

“Communication with the Board of Directors

Stockholders and any other interested party with questions about the Company are encouraged to contact the Company’s investor relations department. However, if stockholders or any other interested party believe that their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to Investor Relations, c/o Medley Capital Corporation 375 Park Avenue, 33rd Floor, New York, New York 10152. All communications received from stockholders and any other interested party in this manner will be delivered to the presiding director or the non-management directors as a group.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2013	MEDLEY CAPITAL CORPORATION

By: /s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer